













<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Condensed Financial Statements of Unit Corporation and Subsidiaries under cover of Form 10-Q for the six months ended June 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000798949
<NAME> UNIT CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                             634
<SECURITIES>                                         0
<RECEIVABLES>                                   12,629<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0<F2>
<CURRENT-ASSETS>                                16,834
<PP&E>                                         273,694
<DEPRECIATION>                                 170,558
<TOTAL-ASSETS>                                 120,123
<CURRENT-LIABILITIES>                           14,702
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,360
<OTHER-SE>                                      58,582
<TOTAL-LIABILITY-AND-EQUITY>                   120,123
<SALES>                                              0
<TOTAL-REVENUES>                                32,978<F3>
<CGS>                                                0
<TOTAL-COSTS>                                   24,754<F3>
<OTHER-EXPENSES>                                 2,129
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               1,614
<INCOME-PRETAX>                                  4,481
<INCOME-TAX>                                     1,673
<INCOME-CONTINUING>                              2,808
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,808
<EPS-PRIMARY>                                      .13
<EPS-DILUTED>                                      .13

<F1>Accounts Receivable is presented net in the Consolidated Condensed Balance
    Sheet.
<F2>Inventory is presented as a portion of Other Current Assets in the
    Consolidated Condensed Balance Sheet.
<F3>On April 1, 1995 the Company completed a business combination between the
    Company's natural gas marketing operations and a third party also involved in natural gas marketing activities forming a new company called GED Gas Services, L.L.C. ("GED"). The Company owns a 34 percent interest in GED. Effective November 1, 1995, GED sold its natural gas marketing operations to a third party. This sale removed the Company from the third party natural gas marketing business. The discontinuation of the Company's natural gas marketing segment has been accounted for as a discontinued operation and accordingly, the 1995 consolidated condensed financial information has been restated to reflect this treatment.


